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                                                                    Exhibit 10.2

                              MANAGEMENT AGREEMENT

                 RED TRAIL ENERGY, LLC / GREENWAY CONSULTING LLC

This Agreement made and entered into this 17th day of December, 2003, by and between Red Trail Energy, LLC, a North Dakota Limited Liability Company of Richardton, North Dakota (Owner) and Greenway Consulting, LLC, a Minnesota LLC (Greenway);

                                    RECITALS

     A. Owner is in the process of designing and constructing an ethanol plant in Stark County, State of North Dakota, and is in need of management services to operate the ethanol plant;

     B. Greenway is an ethanol consulting company providing, among other things, management services for the operation of ethanol plants.

     C. Owner is desirous of utilizing the management services of Greenway, and Greenway is desirous of providing such services to Owner.

     NOW THEREFORE, in consideration of the following terms and conditions, Owner and Greenway hereby agree as follows:

                          SECTION I. SCOPE OF SERVICES

     Greenway shall provide the following services:

     A. Management of day to day plant operations, maintenance and repair, including management of installation of additional necessary capital equipment;

     B. Set up, monitor and oversee policies and procedures for programs for input acquisitions including, among other things, corn supply

     C. Sole operational control including hiring and termination of the General Manager, Controller/CFO and Plant Manager. Greenway will also have ultimate direction of all plant employees primarily through control of management. All employees will be on owner's payroll with the exception of the General Manager and Plant Manager whose compensation will be paid by Greenway. Compensation for all employees will be set by Greenway with the exception that General Manager, Controller/CFO and Plant Manager's salaries require Owner approval.

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     D.   Greenway will report directly to the Board of Directors regarding all plant management concerns on at least a monthly basis or more frequently as necessary.

                                SECTION II. TERM

     This Agreement shall begin thirty (30) days after successful commissioning of the plant and shall run for five (5) consecutive years. Successful commissioning is defined as reasonable compliance with the engineer's performance standards.

                            SECTION III. COMPENSATION

     Owner shall pay Greenway compensation for services rendered under the terms of this Agreement as follows:

     A. Two Hundred Thousand Dollars ($200,000) per year payable in equal monthly installments of Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($16,666.67) on the first day of each month.

     B. Reimbursement to Greenway for the salary and benefit package for the General Manager and the Plant Manager payable each month, along with the monthly payment in "A." above.

     C. Expenses are in addition to the above compensation and shall be billed monthly as incurred. Expenses shall include all out-of-pocket expenditures paid or accrued by Greenway in carrying out the terms of this Management Agreement. If expenses exceeding $5,000 per month are required, Greenway shall seek pre-approval by Owner, which approval shall not be unreasonably withheld.

     D. Four percent (4%) of the pre-tax net income, which income shall include all revenues including, but not limited to, governmental payments. This sum shall be payable within thirty (30) days after conclusion of each quarter, beginning with the first full quarter after the Contract commences and shall terminate after payment for the twentieth (20th) consecutive quarter.

                       SECTION IV. STANDARD OF PERFORMANCE

     All services provided by Greenway will be provided on a best effort basis with no warranties of performance due to limitations of the equipment.

                             SECTION V. TERMINATION

     This Agreement may not be terminated by either party except for good cause shown. 'Good Cause' shall be defined as (i) Insolvency or Bankruptcy of either party (ii) Dishonest or fraudulent


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acts of either party. (iii) Gross misconduct of either party. If either party desires to terminate this agreement, that party shall provide written notice to the other party setting forth, with particularity, the claimed basis for termination. The party receiving such notice shall have thirty (30) days to dispute this notice or to correct the claimed defect. In the event the party receiving notice disputes the claim it shall submit the claim to Arbitration pursuant to Section IX herein.

     Failure to dispute this notice or to arbitrate or to correct the claimed defect within the given time frame shall result in termination of this Agreement at the option of the non-defaulting party. In the event of termination all sums accrued under this Agreement shall then become immediately due in full and any unpaid balance shall carry an interest rate of eight percent (8%) per annum.

                           SECTION VI. INDEMNIFICATION

     RED TRAIL ENERGY, LLC will indemnify and hold Greenway harmless from and against all claims, liabilities, losses, damages, expenses, attorney fees and disbursements related to or arising out of Greenway's performance under this Agreement, except in the event of gross misconduct on the part of Greenway, its employees or agents.

                             SECTION VII. INSURANCE

     During the term of this Agreement, each party shall provide Workers' Compensation Insurance within the statutory requirements for all of its employees. Owner shall provide comprehensive general liability insurance and automobile liability insurance to cover claims for personal injury, death or property damage which may arise out of the performance of this Agreement. Owner agrees that Greenway shall be named as an additional named insured under its general liability and automobile liability insurance policies.

     Comprehensive general liability limits shall be at least Two Million Dollars ($2,000,000) for bodily injury or death for any one occurrence and Five Million dollars ($5,000,000) for property damage. Automobile liability limits shall be at least One Million Dollars ($1,000,000) for any one person with an aggregate of Two Million Dollars ($2,000,000) for any occurrence of bodily injury or property damage.

     Upon request, Owner agrees to furnish Greenway with a certificate of insurance naming Greenway as an additional insured as described above.

                           SECTION VIII. GOVERNING LAW

     This Agreement shall be governed by the laws of the State of North Dakota with respect to interpretation and performance.


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                             SECTION IX. ARBITRATION

     If any dispute arises out of the interpretation or performance of this Agreement, the matter shall be referred to Arbitration pursuant to the commercial rules of the American Arbitration Association. The Arbitration shall be conducted in Fargo, North Dakota. Each party to the Arbitration shall bear one half, each, of the expenses of the Arbitrator(s), including their fees and costs, but each party shall bear their own expenses, including attorney fees.

                               SECTION X. NOTICES

     Any written notice or communication required or permitted by this Agreement, or by law, to be served upon, given to, or delivered to either party, by the other party, shall be in writing, and shall be deemed duly served, given, or delivered when personally delivered to the party to whom it is addressed, or in lieu of such personal services, when deposited in the United States mail, first class postage prepaid, addressed to Owner at:

     RED TRAIL ENERGY, LLC
     P.O. BOX 11/11 SOUTH AVE WEST
     RICHARDTON, NORTH DAKOTA 58652
     ATTN: FRANK KIRCHENHEITER

     Or to:
     GREENWAY CONSULTING, LLC
     74 SOUTH COUNTY ROAD 22
     MORRIS, MINNESOTA 56267
     ATTN: GERALD BACHMEIER

                       SECTION XI. INDEPENDENT CONTRACTOR

     Greenway is an independent Consultant and nothing in this Agreement shall constitute or designate Greenway or any of its employees or agents as employees of Owner.

                          SECTION XII. CONFIDENTIALITY

     Neither party shall disclose confidential information of the other party to a third party. (See previously executed Non-Disclosure Agreement which shall remain in effect; Exhibit A.) Each party shall designate to the other party information it considers to be confidential and not part of the public domain. A violation of this provision shall be resolved through Section IX. Arbitration, herein.

                           SECTION XIII. MODIFICATION

     This Agreement constitutes the entire agreement between the parties. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force


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or effect. This Agreement may only be modified upon the written agreement of the parties executed as an amendment to this Agreement.

                             SECTION XIV. ASSIGNMENT

     This Agreement shall be binding upon the parties and their respective assigns, representatives and agents including upon any third party buyer of all or a part of Owner's interest herein.

     IN WITTNESS WHEREOF, the Parties have executed this Agreement in the day and year first above written. By signature of its representative(s) below, each Party affirms that it has taken all necessary action to authorize said representative(s) to execute this Agreement.

     EACH PARTY AGREES IT HAS READ AND UNDERSTANDS ALL THE TERMS OF THIS AGREEMENT.

                                        OWNER: RED TRAIL ENERGY, LLC


                                        By: /s/ Frank Ambrose Hoff
                                            ------------------------------------
                                            Frank Ambrose Hoff
                                            Its: President


                                        CONSULTANT: GREENWAY CONSULTING LLC


                                        By: /s/ Gerald Bachmeier
                                            ------------------------------------
                                            Gerald Bachmeier
                                            Its Chief Manager


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